UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
December 11, 2009

Central Pacific Financial Corp.
(Exact name of registrant as specified in its charter)

Hawaii	0-10777	99-0212597
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.

220 South King Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(808) 544-0500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.  Entry into a Material Definitive Agreement.

On December 8, 2009, Central Pacific Bank (the “Bank”), a wholly-owned subsidiary of Central Pacific Financial Corp. (“CPF”) entered into a Stipulation to the Issuance of a Consent Order (the “Consent Order”) with the Federal Deposit Insurance Corporation (“FDIC”) and the Hawaii Division of Financial Institutions (“DFI”).

Among other things, under the terms of the Consent Order, the Bank has agreed to:

•
Have and retain qualified management, notify the FDIC and the DFI of any changes in the Bank’s Board of Directors or senior executive officers at least 30 days before the change is intended to be effective and within 60 days independently assess management and personnel needs, responsibilities, qualifications and remuneration and adopt a plan to implement any recommendations;

•
The Bank’s Board of Directors shall increase its participation in the Bank’s affairs, including full responsibility for approving the Bank’s policies and objectives, and supervising the Bank’s activities;

•
By March 31, 2010, the Bank must increase its Tier 1 Capital in an amount to ensure that its leverage capital ratio is not less than 10% and thereafter maintain it at or above that ratio and increase and maintain its total risk based capital at or above 12%;

•
Within 60 days, the Bank shall develop and adopt a plan to meet and maintain the capital requirements of the Consent Order.  Such plan shall include a contingency plan in the event the Bank fails to comply with the capital requirements of the Consent Order, fails to submit a capital plan acceptable to the FDIC and DFI or fails to implement or comply with the capital plan and must include a plan to sell or merge the Bank if the FDIC and DFI so direct;

•	Not pay cash dividends or make any other payments to shareholders without the prior written consent of the FDIC and the DFI;

•
Immediately charge off or collect all assets classified as “Loss” and one-half the assets classified as “Doubtful” in the FDIC examination report and in 120 days reduce “Doubtful” and “Substandard” assets in the examination report to not more than 75% of the Bank’s Tier 1 Capital and allowance for loan and lease losses (“ALLL”);

•	Within 30 days, develop or revise, if necessary, and implement the Bank’s comprehensive policy for determining the appropriate level of ALLL;

•	Maintain an adequate ALLL at all times and remedy any deficiency in the ALLL in the calendar quarter it is discovered;

•	Within 60 days, develop or revise and implement lending and collection policies to provide additional guidance and control over the Bank’s lending functions;

•	Within 60 days, develop or revise and implement a plan to systematically reduce the amount of commercial real estate loans, particularly in the land development and construction loan areas;

•	Not extend additional credit to borrowers with existing credits classified as “Loss,” “Doubtful” or “Substandard,” except in limited circumstances;

•	Within 60 days, develop or revise and implement a written three-year strategic plan and a three-year written plan addressing retention of profits, reduction of overhead and other budget matters;

•	Within 60 days, develop or revise and implement, a written liquidity and funds management policy that addresses liquidity needs and reduces reliance on non-core funding sources.

•
Comply with the interest rate limitations on solicitation and acceptance of brokered deposits under the FDIC’s rules and regulations and submit to the FDIC and the DFI within 60 days, a written plan to eliminate its reliance on brokered deposits;

•	Within 30 days, the Bank must eliminate or correct any violations of law;

•	Within 60 days, the Bank must develop or revise and implement a written plan addressing procedures and operations in the information technology area;

•	Within 60 days, the Bank must revise and implement a written trust plan addressing trust operations;

•	Within 30 days of the end of each quarter, the Bank must provide quarterly written progress reports to the FDIC and the DFI.

The Consent Order will remain in effect until modified or terminated by the FDIC and the DFI.

A copy of the press release issued by CPF disclosing entry into the Consent Order is attached hereto as Exhibit 99.1.

Although management is undertaking actions to comply with all aspects of the Consent Order, there is no assurance that full compliance will be achieved within the timeframes specified.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibits are being filed herewith:
	99.1	Press release issued by Central Pacific Financial Corp. dated December 11, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp.
(Registrant)

Date: December 11, 2009	/s/ Ronald K. Migita
Ronald K. Migita
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Central Pacific Financial Corp. dated December 11, 2009